Principal Funds, Inc. 711 High Street, Des Moines, IA 50392 515 247 5111 tel

December 29, 2017

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE     Principal Funds, Inc.
Post-Effective Amendment No. 242 to Registration Statement on Form N-1A
File No. 033-59474

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely
/s/ Jennifer A. Block
Jennifer A. Block
Vice President, Counsel
and Assistant Secretary, Registrant

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